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                                   EXHIBIT 4.1


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                            ARTICLES OF INCORPORATION

                                       OF

                              LSB BANCSHARES, INC.


         The undersigned, being of the age of 18 years or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

                                    ARTICLE I

         The name of the corporation is LSB Bancshares, Inc.

                                   ARTICLE II

         The period of duration of the corporation is unlimited.

                                   ARTICLE III

         The purposes for which the corporation is organized are:

         (a) To operate as a one bank or as a multi-bank holding company.

         (b) To engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina, including but not limited to constructing, manufacturing, raising or otherwise producing and repairing, servicing, storing or otherwise caring for any type of structure, commodity, or livestock, whatsoever; processing, selling, brokering, factoring, or distributing any type of property whether real or personal; extracting and processing natural resources; transporting freight or passengers by land, sea, or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporation whatsoever.

         To do all and everything necessary, suitable, expedient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated or incident to the powers herein named, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation either as holders of, or interested in any property or otherwise; with all the powers now or hereafter conferred by the laws of North Carolina upon corporations of like character.



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                                   ARTICLE IV

         The corporation shall have authority to issue five million (5,000,000) shares of common stock with a par value of Five Dollars ($5.00) per share.

                                    ARTICLE V

         The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is Twenty-five Dollars ($25.00) in cash or property of equivalent value.

                                   ARTICLE VI

         The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.

                                   ARTICLE VII

         The address of the initial registered office of the corporation in the State of North Carolina is One LSB Plaza, Lexington, Davidson County, North Carolina, and the name of its initial registered agent at such address is Robert
F. Lowe.

                                  ARTICLE VIII

         The number of directors of the corporation shall be fixed by the bylaws. The number of directors constituting the initial Board of Directors shall be five (5), and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders, or until their successors be elected and qualify, are:

                  Name                               Address
                  ----                               -------

         Haynes F. Sherron                   216 Westover Drive
                                             Lexington, NC  27292

         Robert F. Lowe                      110 Sequoia Drive
                                             Lexington, NC  27292

         Dothan D. Reece                     307 Duke Drive
                                             Lexington, NC  27292

         Clifford A. Erickson                505 Country Club Drive
                                             Lexington, NC  27292

         Russell J. Gabrielson               121 Magnolia Drive
                                             Lexington, NC  27292



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                                   ARTICLE IX

         The name and address of the incorporator is:

                  Name                                   Address
                  ----                                   -------

         Charles H. McGirt                        709 Hilltop Drive
                                                  Lexington, NC  27292

         IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 6th day of December, 1982.



                                      ___________________________________(SEAL)


         NORTH CAROLINA
         DAVIDSON COUNTY

                  I, Crystal D. Jones, a Notary Public, do hereby certify that Charles H. McGirt personally appeared before me this 6th day of December, 1982, and acknowledged the due execution of the foregoing Articles of Incorporation.


                                            -----------------------------------
                                                       Notary Public



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                            ARTICLES OF AMENDMENT OF
                              LSB BANCSHARES, INC.


         The undersigned corporation hereby executes these Articles of Amendment for the purposes of amending its charter:

         1. The name of the corporation is LSB Bancshares, Inc.

         2. The following amendment to the charter of the corporation was adopted by its shareholders on the 20th day of April, 1988, in the manner prescribed by law:

         Article X is hereby added to the Articles of Incorporation as follows:

                                   "ARTICLE X

                  To the full extent from time to time permitted by law, no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption."

         3. The number of shares of the corporation outstanding at the time of such adoption was One Million Six Hundred Twenty Thousand One Hundred Ninety Six (1,620,196), and the number of shares entitled to vote thereon was One Million Six Hundred Twenty Thousand One Hundred Ninety Six (1,620,196).

         4. The number of shares voted for such amendment was Nine Hundred Ninety Three Thousand Nine Hundred Thirty Seven (993,937); and the number of shares voted against such amendment was Twenty Three Thousand Three Hundred Sixty Six (23,366).

         5. No exchange, reclassification or cancellation of issued shares will be effected as a result of the amendment.

         6. No change in the stated capital of the corporation will be effected by the amendment.



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         7. The amendment herein effected does not give rise to dissenters'
rights to payment for the reason that the only effect of such amendment is to eliminate the monetary liability of directors in certain instances.

                  IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation, this the 20th day of April, 1988.

                                                LSB BANCSHARES, INC.


                                          By:  _____________________________
                                                Robert F. Lowe
                                                President


                                          By:  _____________________________
                                                Monty J. Oliver
                                                Assistant Secretary


NORTH CAROLINA

DAVIDSON COUNTY

I, Pamela K. Swinson, a Notary Public, hereby certify that on the 20th day April, 1988, personally appeared before me Robert F. Lowe and Monty J. Oliver, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                           ------------------------------------
                                                      Notary Public

My commission expires:
December 5, 1990


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                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE


                              ARTICLES OF AMENDMENT


Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.       The name of the corporation is LSB Bancshares, Inc. (the
         "corporation").

2. On April 20, 1994, the shareholders of the corporation, in the manner as required by Chapter 55 of the North Carolina General Statutes, approved a proposal by the board of directors of the corporation to restate Article IV of the corporation's Articles of Incorporation in its entirety to read as follows:

                                   Article IV

                  The corporation shall have authority to issue ten million (10,000,000) shares of common stock with a par value of Five Dollars ($5.00) per share.

3.       These articles will be effective upon filing.

         This the 27th day of May, 1994.

                                                  LSB Bancshares, Inc.


                                                  By: _________________________
                                                       Robert F. Lowe, President



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                              ARTICLES OF AMENDMENT
                                       OF
                              LSB BANCSHARES, INC.


         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

         1. The name of the corporation is LSB Bancshares, Inc.

         2. The following amendment to the articles of incorporation of the corporation was adopted by its shareholders on the 15th day of April, 1998, in the manner as required by Chapter 55 of the General Statutes of North Carolina:

         Article IV of the corporation's articles of incorporation is hereby amended by deleting such Article IV in its entirety and by substituting in lieu thereof the following:

                                   ARTICLE IV

                           The corporation shall have authority to issue fifty
                  million (50,000,000) shares of common stock with a par value of Five Dollars ($5.00) per share.

         3. The following amendment to the articles of incorporation of the corporation was adopted by its shareholders on the 15th day of April, 1998, in the manner as required by Chapter 55 of the General Statutes of North Carolina:

         Article IV of the corporation's articles of incorporation is hereby further amended by adding to the following to the end of Article IV, as amended above:

                           The corporation shall also have authority to issue
                  ten million (10,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                           The Preferred Stock may be issued from time-to-time
                  in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the corporation shall have full and complete authority by resolution, from time-to-time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.



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         4. These articles will be effective upon filing.

                  This the 6th day of August, 1998.



                                           LSB BANCSHARES, INC.


                                           By: __________________________
                                                    Monty J. Oliver
                                                    Secretary and Treasurer



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